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                                  UNSECURED
                               PROMISSORY NOTE


$117,800                                                      March 19, 1997
                                                        Nashville, Tennessee

      FOR VALUE RECEIVED, subject to the terms and conditions set forth below, RONALD N. HOGE, an individual, (the "Executive"), whose address is 420 Elmington Avenue, Apartment 1406, Nashville, Tennessee 37215, hereby promises to pay to the order of MAGNETEK, INC. (the "Holder"), whose address is 26 Century Boulevard, P.O. Box 290159, Nashville, Tennessee 37229-0159, the principal sum of One Hundred Eleven Thousand Eight Hundred Dollars ($117,800), together with interest thereon at the rate of 6.32% per annum or, if less, the maximum rate allowable under applicable law, compounded semi-annually, and payable in cash as set forth below. Payment of principal and interest shall be made in lawful money of the United States of America. Payment of principal and interest shall be made to the address of the Holder set forth above, or at such other place as the Holder may from time to time designate in writing to the Executive.

      1. RESTRICTED STOCK. The Executive and the Holder acknowledge and agree that the purpose of the advance to the Executive evidenced by this Note is to enable the Executive to make certain tax payments related to the grant, on the date hereof, of 25,000 shares of common stock of Holder ("Common Stock").

      2. MATURITY DATE. The Executive shall repay the outstanding principal balance of this Note on the earliest of (i) the date, after the date hereof, on which the Executive has sold more than 12,500 shares of Common Stock (such amount to be adjusted in the case of any stock dividend, stock split, recapitalization or similar event), (ii) 90 days after the date of termination of the Executive's employment with the Holder, for any reason, and (iii) the fifth anniversary of the date hereof (the earliest of each of the dates set forth in subsections (i), (ii), and (iii) above is referred to as the "Maturity Date"). Subject to the provisions of Section 3 below, all interest shall accrue and be payable on the Maturity Date.

      3. PREPAYMENT. The Executive may prepay all or part of the outstanding principal balance of this Note, with accrued interest but without premium or penalty, at any time.

      4. EVENTS OF DEFAULT; ACCELERATION. The term "Event of Default" shall consist of (i) a default in payment of interest or principal, when due, or (ii) the Executive's filing of a petition for bankruptcy relief under title 11 of the United States Code (the "Bankruptcy Code"). Upon and after the occurrence of any Event of Default (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) and at any time so long as such Event of Default shall be continuing, the Holder may, by notice to the Executive, declare this Note, all interest hereon and all other amounts payable hereunder, to be immediately due and payable, whereupon this Note, all such interest and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Executive. Unpaid principal and overdue interest on this Note shall continue to bear interest after an Event of Default until all principal and interest due hereunder has been paid in full. The Holder may enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding.

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      5.   CANCELLATION.  Upon payment in full of all principal and interest payable hereunder this Note shall be surrendered to the Executive for cancellation.

      6. AMENDMENT AND WAIVER. Any provision of this Note may be amended or waived by a written instrument signed by the Executive and by the Holder, such amendment or waiver to be effective but only in the specific instance and for the specific purpose for which the amendment or waiver is made or given. No delay on the part of the Holder in exercising any right thereunder shall operate as a waiver of such right.

      7. ATTORNEYS' FEES. The Executive shall reimburse Holder for any reasonable attorneys' fees and expenses incurred by the Holder in connection with the enforcement of its rights under this Note.

      8. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed given upon personal delivery or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Executive at the address set forth above and (ii) if to the Holder at such Holder's address set forth above, or at such other address as the Executive or the Holder may designate by notice as provided herein.

      9. SEVERABILITY. If one or more provision of this Note shall be unenforceable, the remaining provisions of this Note shall not in any way be effected or impaired thereby and shall continue in full force and effect.

      10. GOVERNING LAW. This Note and the obligations of the Executive hereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.



                                          ________________________________
                                                 RONALD N. HOGE